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                                                                    EXHIBIT 99.4

   DESCRIPTION OF CALAMOS ASSET MANAGEMENT, INC. INCENTIVE COMPENSATION PLAN.

EMPLOYEE BENEFIT PLANS

   CALAMOS ASSET MANAGEMENT, INC. INCENTIVE COMPENSATION PLAN

      We will adopt the Calamos Asset Management, Inc. Incentive Compensation Plan. Our incentive compensation plan will be administered by our Compensation Committee. The plan provides for the granting of incentive and nonqualified stock options, stock appreciation rights, stock awards, stock units, dividend equivalents, cash awards and other awards not inconsistent with the plan. Employees, nonemployee directors and consultants are eligible to receive awards under the plan. The Compensation Committee has discretion to select the employees to whom awards will be granted, to determine the type, size and terms and conditions applicable to each award and the authority to interpret, construe and implement the provisions of the plan. The Compensation Committee's decisions are binding on the participants in the plan. It is presently anticipated that approximately 120 individuals will initially participate in the plan.

      A total of 10,000,000 shares may be subject to awards under our incentive compensation plan, subject to adjustment in accordance with the terms of the plan. This amount represents approximately 10% of our Class A common stock on a fully diluted basis, assuming Calamos Family Partners, Inc. exchanged all of its membership units in Calamos Holdings LLC for, and converted all outstanding shares of our Class B common stock into, shares of our Class A common stock as of the date of this offering. Common stock issued under the plan may be either authorized but unissued shares, treasury shares or any combination of authorized but unissued shares and treasury shares.

      To the extent that shares of common stock subject to an award are not issued by reason of expiration, forfeiture or cancellation of the award, by reason of the tendering or withholding of shares to pay the exercise price or satisfy tax withholding obligations, by reason of being settled in cash in lieu of shares or in a manner that shares covered by the award are not issued, then such shares may be available for new awards. Shares of common stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction will not reduce the number of shares available for awards. All of the shares available may be issued under incentive stock options. The maximum number of shares of our Class A common stock that may be subject to awards made to any one individual in any one calendar year is 1,000,000.

      Awards under the plan are determined by the Compensation Committee in its discretion. For this reason, except for the awards of restricted stock granted in connection with termination of our EAU plan as described below, and for the option and restricted stock unit grants expected to be made after the pricing of this offering as described below, it is not possible to determine the benefits and amounts that will be received by any individual participant or group of participants in the future.

      Set forth below is a description of the types of awards that may be granted under our incentive compensation plan.

      Stock Options. Options to purchase shares of our Class A common stock, which may be nonqualified or incentive stock options, may be granted under the plan at an exercise price determined by the Compensation Committee in its discretion, provided that the option price may be no less than the fair market value of the underlying common stock on the date of grant (110% of fair market value in the case of an incentive stock option granted to a ten percent shareholder).

      Stock Appreciation Rights. A stock appreciation right ("SAR") is an award entitling an employee to receive an amount equal to (or less than, if the Compensation Committee so determines at the time of grant) the excess of the fair market value of a share of our Class A common stock on the date of exercise over the exercise price per share specified for the SAR, multiplied by the number of shares of common stock with respect to which the SAR was exercised.

      Restricted Stock. An award of restricted stock is an award of our Class A common stock which is subject to such restrictions as the Compensation Committee deems appropriate, including forfeiture conditions and restrictions against transfer for a period specified by the Compensation Committee.

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      Stock Unit Equivalents. A stock unit award is a grant of a number of units valued, in whole or in part by reference to, or otherwise based on, shares of common stock. At the discretion of the Compensation Committee, stock unit awards may relate in whole or in part to the attainment by the grantee of certain specified performance criteria.

      Dividend Equivalents. A dividend equivalent award is an award that entitles an employee to receive from us cash payments, in the same amount that the holder of record of a share of our Class A common stock on the dividend record date would be entitled to receive as cash dividends on such share of our Class A common stock. Grants of options, SARs and stock units awards may, in the discretion of the Compensation Committee, earn dividend equivalents. The Compensation Committee will establish such rules and procedures governing the crediting of dividend equivalents, including any timing and payment contingencies of such dividend equivalents, as it deems appropriate or necessary.

      Cash and Other Awards. Other types of awards which may be granted include awards payable in cash, shares of common stock or a combination of cash and shares. The maximum annual amount a single participant may earn under any cash-based award is $10.0 million. An award earned over a period greater than one year is treated as earned over the full and partial calendar years in such period.

      Performance Awards. The Compensation Committee may establish performance or other criteria applicable to the determination of the amounts earned under an award. The performance goals may be based on one or more of the following performance criteria: total shareholder return, earnings, earnings per share, net income, revenues, expenses, market shares, return on assets, return on equity, assets under management, investment performance of assets under management, market value of the common stock, regulatory compliance, satisfactory internal or external audits, achievement of balance sheet or income statement objectives, or other financial, accounting, quantitative or other objectives. Performance criteria and objectives may provide for adjustment for extraordinary items, accounting changes and other special circumstances. The performance measures may relate to a line of business, subsidiary or other unit, and may, but need not be, based upon a change or an increase or positive result of assets under management. At the end of each performance period, the Compensation Committee will determine and certify the extent to which the performance goal established for the performance period has been achieved and determine the amount to be paid, vested or delivered under the award, and may reduce or eliminate such amount.

      Additional Information. Under our incentive compensation plan, if there is any change in the outstanding shares of common stock by reason of any stock dividend, recapitalization, merger, consolidation, stock split, combination or exchange of shares or other form of reorganization, or any other change involving our common stock, such proportionate adjustments as may be necessary (in the form determined by the Compensation Committee) to reflect such change will be made to prevent dilution or enlargement of the rights with respect to the aggregate number of shares of our common stock for which awards may be granted under the plan, the number of shares of our Class A common stock covered by each outstanding award, and the price per share in respect thereof. Generally, an individual's rights under the plan may not be assigned or transferred (except in the event of death).

      In the event of a change in control and except as the Compensation Committee may expressly provide otherwise: (1) stock based awards (including stock options, SARs, restricted stock and restricted stock units) become 100% vested and (2) all performance based awards (including performance units and performance shares) will be paid out at the higher of the extent to which the performance goals have been met through the date of the change in control and 100% of the value of the performance based awards on the date of grant. For purposes of the plan, a "change in control" shall have occurred when any person (other than the Calamos family), alone or together with its affiliates and associates shall become the beneficial owner of more than 50% of the combined voting power of our then outstanding voting securities.

      The plan will remain in effect until terminated by our Board of Directors and thereafter until all awards granted thereunder are satisfied by the issuance of shares of our Class A common stock or the payment of cash or otherwise terminated pursuant to the terms of the plan or under any award agreements. Notwithstanding the foregoing, no awards may be granted under the plan after the tenth anniversary of the effective date of the plan. Our Board of Directors may at any time terminate, modify or amend the plan; provided, however, that no such amendment, modification or termination may adversely affect an optionee's or grantee's rights under any award theretofore granted under the plan, except with the consent of such optionee or grantee, and no such amendment or modification will be effective unless it is approved by our shareholders where such amendment or modification is determined to be a "material amendment" under the rules of the Nasdaq National Market or other applicable stock exchange rule.

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No amendment to any outstanding option which would be a "repricing" under applicable rules may be made without approval of our shareholders.

      Certain Federal Income Tax Consequences of Options. Certain of the federal income tax consequences to us and to optionees of options granted under the plan should generally be as set forth in the following summary.

      An employee to whom an incentive stock option ("ISO") which qualifies under Section 422 of the Internal Revenue Code is granted will not recognize income at the time of grant or exercise of such option. No federal income tax deduction will be allowable to the employee's employer upon the grant or exercise of such ISO. However, upon the exercise of an ISO, any excess in the fair market price of our Class A common stock over the option price constitutes a tax preference item which may have alternative minimum tax consequences for the employee. When the employee sells such shares more than one year after the date of transfer of such shares and more than two years after the date of grant of such ISO, the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such shares and the option price. If the employee does not hold such shares for the required period, when the employee sells such shares, the employee will recognize ordinary compensation income and possibly capital gain or loss in such amounts as are prescribed by the Internal Revenue Code and the regulations thereunder and we will generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income.

      An employee to whom a nonqualified stock option ("NSO") is granted will not recognize income at the time of grant of such option. When such employee exercises such NSO, the employee will recognize ordinary compensation income equal to the difference, if any, between the option price paid and the fair market value, as of the date of option exercise, of the shares the employee receives. The tax basis of such shares to such employee will be equal to the option price paid plus the amount includible in the employee's gross income, and the employee's holding period for such shares will commence on the date on which the employee recognized taxable income in respect of such shares. Subject to the applicable provisions of the Internal Revenue Code and regulations thereunder, we will generally be entitled to a federal income tax deduction in respect of a NSO in an amount equal to the ordinary compensation income recognized by the employee.

      Initial Awards. After the pricing of this offering, we expect to grant options under our incentive compensation plan to purchase 727,727 shares of our Class A common stock, including grants to individuals listed in the table below. The exercise price of these options is the initial public offering price in the offering. In addition, we also expect to grant 394,626 restricted stock units under the same plan. With respect to 242,576 of the restricted stock units and all of the options, one-third will vest four years from the date of grant, an additional one-third will vest five years following the date of grant, and the remainder will vest six years following the date of grant. The remaining 152,050 restricted stock units that we expect to grant will vest one-third per year each year beginning one year after the date of grant. Vesting of the options and restricted stock units will accelerate in part in the event of death, disability, and certain other involuntary termination of employment and in full upon a change in control, as defined in the plan.

                                                                                                                 DOLLAR VALUE OF
                                                                                     NUMBER OF RESTRICTED       RESTRICTED STOCK
                  NAME AND POSITION                            NUMBER OF OPTIONS        STOCK UNITS                  UNITS
                  -----------------                            -----------------     --------------------       ----------------
John P. Calamos, Sr                                                 177,273                59,091                 $ 1,063,638
 Chairman, Chief Executive Officer and Co-Chief
 Investment Officer

Nick P. Calamos                                                     113,636                37,879                 $   681,822
 Senior Executive Vice President and Co-Chief
 Investment Officer

James Greenawalt                                                          0                     0                           0
 Executive Vice President

Patrick H. Dudasik                                                   63,636                21,212                 $   381,816
 Executive Vice President, Chief Financial Officer and
 Treasurer

James S. Hamman, Jr.                                                 58,182                19,394                 $   349,092
 Executive Vice President, General Counsel and Secretary

All current executive officers, as a group                          465,818               155,273                 $ 2,794,914

      CALAMOS FAMILY PARTNERS, INC. EAU PLAN

      Prior to this offering, the named executive officers participated in the Calamos Family Partners, Inc. EAU Plan. Under this EAU Plan, employees were granted equity appreciation units in Calamos Holdings Inc. that vested over a period of time.

     After the pricing of this offering, we will terminate our EAU plan and cash out a portion of each EAU participant's appreciation. The payments to the named executive officers are estimated to be as follows, based on the initial public offering price of $18.00 per share: John P. Calamos, $0; Nick P. Calamos, $0; Patrick H. Dudasik, $468,121; and James S. Hamman, Jr., $1,189,024. The remainder of each participant's appreciation under the EAU plan will be converted into an aggregate of 950,827 restricted stock units granted under our incentive compensation plan. These restricted stock units will vest 20% per year each year beginning on January 1, 2006 and ending on January 1, 2010, subject to partial acceleration of vesting in the event of death, disability or certain other involuntary termination of employment and to full vesting upon a change in control as defined in the plan. The value of restricted stock units to be granted to the named executive officers are estimated to be as follows, based on the initial public offering price of $18.00: John P. Calamos, $0; Nick P. Calamos, $0; Patrick H. Dudasik, $1,989,453; and James S. Hamman, Jr., $2,746,432.
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
All current directors who are not executive officers, as a
 group                                                                7,273                 2,424                 $    43,632

All employees, including current officers, but excluding
 directors and executive officers, as a group                       254,636               236,929                 $ 4,264,722